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                                                                   EXHIBIT 99.4


               CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Thomas J. O'Shane, hereby consent to be named as a person about to become a director of Sky Financial Group, Inc. in the registration statement on Form S-4 of Sky Financial Group, Inc., dated May 21, 1999.

                                   /s/  Thomas J. O'Shane
                                   ------------------------------------------
                                        Thomas J. O'Shane
Dated:  May 21, 1999